Exhibit 99.1
For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY COMPANY TO PRESENT AT THE OIL & GAS CONFERENCE

DENVER, August 16, 2010 – SM Energy Company (NYSE: SM) today announces that  Tony Best, President and CEO, will present at The Oil and Gas Conference on Tuesday, August 24, 2010, at 4:50 p.m. (MDT).

The Company’s presentation materials will be available on its website at sm-energy.com after the market closes on Monday, August 23, 2010.  The presentation will be webcast live on both The Oil and Gas Conference website at http://theoilandgasconference.com/webcast.shtml and at SM Energy’s website at sm-energy.com.